                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report: April 19, 2002
                        (Date of earliest event reported)



                          DANIELSON HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



         1-6732                                          95-6021257
(Commission File Number)                    (IRS Employer Identification Number)


                   767 Third Avenue, New York, New York 10017
               (Address of principal executive offices) (Zip Code)

                                 (212) 888-0347
              (Registrant's telephone number, including area code)

Item 2.       Acquisition or Disposition of Assets


     As previously announced, on March 15, 2002, we entered into a Recapitalization Agreement (referred to as the "Recapitalization Agreement"), with American Commercial Lines LLC ("ACL"), American Commercial Lines Holdings LLC ("ACL Holdings"), all the preferred unitholders of ACL Holdings, which include the members of ACL management holding preferred and common units of ACL Holdings, and holders of approximately 97.5% of the existing common units of ACL Holdings, including those held by preferred unitholders and management unitholders, with respect to a comprehensive restructuring of ACL Holdings and ACL (the "Restructuring"). The material elements of the Restructuring will include:


  o the recapitalization of ACL Holdings pursuant to a series of transactions which will result in us owning 100% of the membership interests in ACL Holdings (referred to as the "Recapitalization"), including:

    -- our, and/or one or more of our subsidiaries, exchanging $7 million in cash for all preferred units of ACL Holdings (other than preferred units held by the members of ACL management); and

    -- our, and/or one or more of our subsidiaries, contributing $25 million in cash and $58.493 million of 10-1/4% senior notes due June 30, 2008 issued by ACL (referred to as the "Existing Notes") and held by us and/or one or more of our subsidiaries (together with the interest obligations, if any, thereon) in exchange for newly issued common units of ACL Holdings;

  o the restructuring of ACL's outstanding debt obligations (referred to as the "Debt Restructuring"), pursuant to which:

    -- ACL's outstanding Existing Notes, other than the Existing Notes held by us and/or one or more of our subsidiaries, will be exchanged for (1) $120 million of new 11-1/4% senior notes due January 1, 2008 and (2) $116.5 million of new 12% pay-in-kind senior subordinated notes due July 1, 2008 (collectively, referred to as the "New Notes") pursuant to an exchange offer and solicitation of releases and consents (referred to as the "Exchange Offer") or a plan of reorganization under Chapter 11 of the United States Bankruptcy Code (referred to as the "Plan");

    -- additional New Notes will be issued in respect of Existing Notes, other than Existing Notes held by us and/or one or more of our subsidiaries, in an aggregate principal amount calculated based on the accrued and unpaid interest owing in respect of the Existing Notes through the closing of the Restructuring;

    -- ACL's existing credit facility will be amended and restated, including a $25 million prepayment of term debt thereunder from the proceeds of the $25 million cash contribution made to ACL Holdings; and

    -- ACL's existing receivables facility will be replaced on substantially the same terms;

  o the purchase by us of (1) the equity interests that 399 Venture Partners, Inc. owns in Global Material Services, LLC, an entity of which ACL owns 50% of the equity interests, and (2) the equity interests that Vectura Group LLC owns in Vessel Leasing LLC, an entity of which ACL owns 50% of the equity interests; and

  o members of ACL management will surrender the preferred and common units of ACL Holdings held by them, and in consideration of their continued employment with ACL, will receive shares of our restricted common stock with a fair market value of approximately $1.7 million as determined pursuant to the Recapitalization Agreement. In addition, 6.0% of our common stock, calculated on a fully-diluted basis as of the closing of the Restructuring, will be reserved under a management stock incentive plan for issuance to members of ACL management over time.

   The Restructuring is simultaneously being pursued via two alternative mechanisms: (1) an out-of-court alternative centered around the Exchange Offer and (2) an in-court-alternative centered around the Plan. The Exchange Offer is conditioned upon, among other conditions:

  o the holders of at least 95% of the aggregate principal amount of Existing Notes (with the Existing Notes held by us and our subsidiaries being deemed tendered in the Exchange Offer for these purposes) tendering, and not withdrawing, their existing notes in the exchange offer; and

  o the Recapitalization and the Debt Restructuring, other than the Exchange Offer, having been consummated on or prior to the date of consummation of the Exchange Offer as contemplated by the Recapitalization Agreement.

  We filed a copy of the Recapitalization Agreement as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2002.

          Attached as Exhibit 99.2 hereto, and incorporated by reference herein, is our unaudited pro forma condensed consolidated financial information that gives effect to (1) the Restructuring, (2) the rights offering described under
Item 5 below and the payment of related fees and expenses and (3) the exercise of outstanding warrants upon consummation of the rights offering as described in
Item 5 below and the exercise of options in 2002 pursuant to our 1995 Stock and Incentive Plan.

          Attached as Exhibit 99.3 hereto, and incorporated by reference herein, are the audited consolidated financial statements of ACL Holdings and subsidiaries for the years ended December 28, 2001, December 29, 2000 and December 31, 1999 and as of December 28, 2001 and December 29, 2000. Attached as
Exhibit 99.8 hereto, and incorporated by reference herein, is the consent of PricewaterhouseCoopers LLP with respect to the matters set forth in such consent.

          Attached as Exhibit 99.4 hereto, and incorporated by reference herein, are the audited consolidated financial statements of UABL Limited for the year ended December 31, 2001 and for the period of October 24, 2000 to December 31, 2000 and as of December 31, 2001 and December 31, 2000. Attached as
Exhibit 99.10 hereto, and incorporated by reference herein, is the consent of Pistrelli, Diaz y Asociados, Member of Andersen. ACL holds an approximately 50% indirect equity interest in UABL Limited, an entity through which it conducts substantial international operations.

          Attached as Exhibit 99.5 hereto, and incorporated by reference herein, are the audited consolidated financial statements of Global Materials Services LLC and subsidiaries as of and for the years ended December 31, 2001 and December 31, 2000. Attached as Exhibit 99.9 hereto, and incorporated by reference herein, is the consent of PricewaterhouseCoopers LLP with respect to the matters set forth in such consent.

          Attached as Exhibit 99.6 hereto, and incorporated by reference herein, are the unaudited financial statements of Vessel Leasing LLC as of and for the year ended December 28, 2001.

Item 5.       Other Events

          In order to fund our cash obligations in the Restructuring and related expenses, we are conducting a rights offering in the amount of approximately $43.6 million. We intend to issue a press release announcing that we have commenced a rights offering of warrants exercisable for common stock. We issued at no charge one non-transferable warrant with respect to each share of our common stock outstanding as of the open of business on April 19, 2002. In addition, we issued at no charge one non-transferable warrant with respect to each share of our common stock underlying previously outstanding warrants to purchase our common stock, as of the open of business on April 19, 2002, contingent on each such holder fully exercising their warrants upon completion of the rights offering. Holders of warrants will be entitled to purchase 0.4 shares of our common stock for every warrant held at the exercise price of $5.00 per share. Holders may be able to purchase additional shares at the exercise price if other holders do not fully exercise their warrants.

          We will terminate the rights offering if the Restructuring is consummated pursuant to the in-court-alternative. However, we expressly reserve our right to recommence the rights offering at a later date.

          In connection with the rights offering, we entered into an agreement with SZ Investments, L.L.C. ("SZ Investments"), the holder of approximately 18.0% of our common stock on a fully diluted basis, pursuant to which SZ Investments agreed to purchase shares of our common stock offered in the rights offering and not purchased pursuant to the rights offering, up to a maximum total investment by SZ Investments pursuant to the backstop of $20,000,000 (the "Backstop Agreement").

          Our obligation to consummate the rights offering is subject to, among other conditions, the consummation of the recapitalization and debt restructuring.

          Attached as Exhibit 99.1 is a copy of the Backstop Agreement.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

Exhibit
Number        Description
------        -----------
99.1          Agreement between Danielson Holding Corporation and SZ
              Investments, L.L.C., dated March 21, 2002.

99.2 Unaudited Pro Forma Condensed Consolidated Financial Information for Danielson Holding Corporation.

99.3          Audited Consolidated Financial Statements of American Commercial
              Lines Holdings LLC and Subsidiaries for the years ended December
              28, 2001, December 29, 2000 and December 31, 1999 and as of
              December 28, 2001 and December 29, 2000.

99.4 Audited Consolidated Financial Statements of UABL Limited for the year ended December 31, 2001 and for the period of October 24, 2000 to December 31, 2000 and as of December 31, 2001 and December
              31, 2000.

99.5          Audited Consolidated Financial Statements of Global Materials
              Services LLC and subsidiaries as of and for the years ended
              December 31, 2001 and December 31, 2000.

99.6 Unaudited Financial Statements of Vessel Leasing LLC as of and for the year ended December 28, 2001.

99.7          Consent of KPMG LLP.

99.8          Consent of PricewaterhouseCoopers LLP.

99.9          Consent of PricewaterhouseCoopers LLP.

99.10         Consent of Pistrelli, Diaz y Asociados, Member of Andersen.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2002

                                        Danielson Holding Corporation

                                        By: /s/ David M. Barse
                                            ------------------------------------
                                                 David M. Barse
                                                 President



                                            /s/ Michael Carney
                                            ------------------------------------
                                                 Michael Carney
                                                 Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number        Description
------        -----------
 99.1          Agreement between Danielson Holding Corporation and SZ
               Investments, L.L.C., dated March 21, 2002.

 99.2 Unaudited Pro Forma Condensed Consolidated Financial Information for Danielson Holding Corporation.

 99.3          Audited Consolidated Financial Statements of American Commercial
               Lines Holdings LLC and Subsidiaries for the years ended December
               28, 2001, December 29, 2000 and December 31, 1999 and as of
               December 28, 2001 and December 29, 2000.

 99.4 Audited Consolidated Financial Statements of UABL Limited for the year ended December 31, 2001 and for the period of October 24, 2000 to December 31, 2000 and as of December 31, 2001 and December
               31, 2000.

 99.5          Audited Consolidated Financial Statements of Global Materials
               Services LLC and subsidiaries as of and for the years ended
               December 31, 2001 and December 30, 2000.

 99.6 Unaudited Financial Statements of Vessel Leasing LLC as of and for the year ended December 28, 2001.

 99.7          Consent of KPMG LLP.

 99.8          Consent of PricewaterhouseCoopers LLP.

 99.9          Consent of PricewaterhouseCoopers LLP.

 99.10         Consent of Pistrelli, Diaz y Asociados, Member of Andersen.